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                                                                    EXHIBIT 5.1

                                                              December 20, 1996

Board of Directors
Sara Lee Corporation
Three First National Plaza
Chicago, Illinois 60602-4260

 Re: Sara Lee Corporation
 Registration Statement on Form S-3

Ladies and Gentlemen:

  As General Counsel of Sara Lee Corporation, a Maryland corporation (the "Company"), I have participated in the preparation and the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of $500,000,000 in aggregate public offering price of (a) shares of its common stock, par value $1.33 1/3 per share ("Common Stock"), accompanied by preferred stock purchase rights ("Rights"), (b) warrants to purchase Common Stock ("Stock Warrants"), (c) shares of its preferred stock, no par value ("Preferred Stock"), (d) debt securities ("Debt Securities"), (e) warrants to purchase Debt Securities ("Debt Warrants") and (f) warrants to receive from the Company the cash value in U.S. dollars of the right to purchase and to sell such foreign currencies or units of two or more foreign currencies as shall be designated by the Company at the time of offering ("Currency Warrants", and, collectively with the Common Stock, Rights, Stock Warrants, Preferred Stock, Debt Securities and Debt Warrants, the "Securities"). The Securities were authorized for issuance, offering and sale by the Board of Directors of the Company by resolutions duly adopted on December 5, 1996 (the "Resolutions"). The Debt Securities will be issued under an Indenture (the "Indenture") between the Company and Continental Bank, N.A., now known as First Trust of Illinois, National Association, as Trustee. The Stock Warrants, Debt Warrants and/or Currency Warrants (together, the "Warrants") will be issued under warrant agreements ("Warrant Agreements") between the Company and a Warrant Agent. All capitalized terms not otherwise defined herein have the same meanings set forth in the Registration Statement.

  I have examined such agreements, documents, instruments and records as I deemed necessary or appropriate under the circumstances for me to express the opinions set forth below. Based upon and subject to the foregoing, it is my opinion that:

    1. The Common Stock and accompanying Rights, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and any Prospectus Supplement relating thereto, will be duly authorized and validly issued, fully paid and nonassessable.

    2. The Preferred Stock, when (a) the terms of any particular series of Preferred Stock have been duly approved and established in accordance with the Resolutions of the Board of Directors; (b) the Articles Supplementary setting forth the terms of the series of Preferred Stock have been filed with, and accepted for record by, the Department of Assessments and Taxation of the State of Maryland; and (c) the Preferred Stock has been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and any Prospectus Supplement relating thereto, the Preferred Stock will be duly authorized and validly issued, fully paid and nonassessable.

    3. The Indenture has been duly authorized, executed and delivered by the Company pursuant to resolutions duly adopted by the Board of Directors on January 25, 1990, and assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms; and the Debt Securities, when the final terms of any particular series thereof have been established and duly approved in accordance with the Resolutions and when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and any Prospectus Supplement relating thereto and duly executed by the Company and authenticated by the Trustee in accordance with the Indenture, will be duly authorized and legally issued and valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.
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    4. The Warrant Agreements, when the final terms of any particular series thereof have been established and duly approved in accordance with the Resolutions and when duly executed and delivered by the Company pursuant to the Resolutions and assuming due authorization, execution and delivery thereof by the applicable Warrant Agent, will constitute duly authorized and valid and legally binding instruments of the Company enforceable against the Company in accordance with their terms; and the Warrants, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and any Prospectus Supplement relating thereto and when duly executed by the Company and countersigned by the Warrant Agent in accordance with the applicable Warrant Agreement, will be duly authorized and legally issued and valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

  The opinions set forth above are subject to the qualifications that (a) enforcement of the Company's obligations under the Indenture and the Debt Securities, and the Warrant Agreements and the Warrants, may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding at law or in equity), and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

  I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Company's Registration Statement on Form S-3 relating to the Securities and to the reference made to me under the heading "Legal Opinions" set forth in the prospectus forming a part of said Registration Statement.

                                          Very truly yours,

                                          /s/ Janet Langford Kelly
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                                          Janet Langford Kelly
                                          Senior Vice President, Secretary and
                                          General Counsel